FIRST AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT


     THIS FIRST AMENDMENT  to the Receivables Purchase Agreement
(the "Receivables Purchase Agreement") dated as of February 2, 1998 by and between Younkers Credit Corporation, a Delaware corporation (the "Buyer") and Proffitt's, Inc., a Tennessee corporation that is the successor by merger to Younkers, Inc. (the "Company"). Capitalized terms used but not defined herein have their respective defined meanings as set forth in the Receivables Purchase Agreement.

     WHEREAS, the Buyer and the Company entered into that certain Receivables Purchase Agreement dated as of June 13, 1995 (the "Receivables Purchase Agreement"), pursuant to which the Buyer purchases, and the Company sells, certain Receivables arising from time to time under certain of the Company's Accounts and Additional Accounts;

     WHEREAS, the Company desires to contribute and transfer such Accounts and Additional Accounts that are the subject of the Receivables Purchase Agreement to its wholly-owned subsidiary, National Bank of the Great Lakes, a national banking association located in Elmhurst, Illinois (the "Bank"); and

     WHEREAS, the Company and the Buyer desire to amend the Receivables Purchase Agreement to permit the transfer of such Accounts and Additional Accounts to the Bank and to make the Bank a Seller of Receivables to the Buyer under the Receivables Purchase Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by each party, the parties hereto, intending to be legally bound, agree as follows:

     Section 1.  Amendment of Certain References.   Upon and after the Effective
Time (as defined below) of this Amendment, all references to the Company and the Seller in the Receivables Purchase Agreement shall refer to and mean the Bank. All references in the Receivables
Purchase Agreement shall mean and include Accounts and Charge
Account Agreements between customers of Younkers' Department Stores and the Bank from and after the Effective Time.

     Section        1.  Specific Amendments to the Receivables
Purchase Agreement.

     (a) Definitions contained in Section 1.1 shall be amended as follows:

               "Account" shall be amended to add the following sentence at the end of such definition: The term "Account" shall also include all Accounts contributed to the Bank pursuant to the Assumption Agreement and hereafter originated or established by the Bank on behalf of the customers of the Younkers Department Stores.

               "Bank" shall mean National Bank of the Great Lakes, and its successors and assigns.

               "Company" shall mean Proffitt's, Inc. as successor by merger to Younkers, Inc., and following the Effective Time shall mean the Bank.

               "Effective Time" shall mean the beginning of business on February 2, 1998.

               "Purchase Rate" shall mean the percentage equivalent of the decimal representation of the following expression:

               (1.00 + APY) minus (BDA + SF + PCF + OE + RF) where:

          APY =     average portfolio yield of the Seller
               (expressed as the decimal equivalent of a percentage) as reasonably determined over the preceding twelve (12) months (or such other period mutually agreed upon by the Buyer and the Seller);

          BDA =     an allowance for bad debts (expressed as the
               decimal equivalent of a percentage), based on, among other relevant factors, historical rates for the previous twelve (12) months (or such other period mutually agreed upon by the Buyer and the Seller);

                    SF  =     a Servicer fee equal to 2.00% (expressed as
               the decimal equivalent of a percentage) per annum;

                    PCF =     the Buyer's cost of funds, as calculated from
               time to time, equal to the sum (expressed as the decimal equivalent of a percentage) of (i) the product of a fraction equal to the adjusted investor amount of all classes of Certificates issued by the Trust (other than those held by the Buyer) divided by the Aggregate Principal
               Receivables multiplied by the prime rate (as published in the Money Rates Section of The Wall
               Street Journal) plus (ii) the product of (x) 20%
               (to be adjusted from time to time based on changes to the Buyer's reasonably estimated marginal cost of capital) multiplied by (y) a fraction equal to the sum of the Transferor Amount plus the investor amount of any class of Certificates held by the Buyer divided by the Aggregate Principal
               Receivables;

               OE  =     the fraction (expressed as the decimal
               equivalent of a percentage), the numerator of which is the Buyer's annualized estimate of projected operating expenses for the next twelve (12) months and the denominator of which is the estimated outstanding principal balance of Receivables expected to be sold by the Seller to the Buyer in the next twelve (12) months; and

               RF  =     a contingency risk factor (expressed as the
               decimal equivalent of a percentage) based on industry and economic considerations, as determined by the Buyer in its reasonable discretion and as agreed upon between the Buyer and the Seller.

     (b) The Receivables Purchase Agreement is hereby amended by deleting Section 3.1 thereof in its entirety and substituting in lieu thereof the following:

               SECTION 3.1.  Purchase Price.SECTION 3.1.  Purchase Price
          The Purchase Price for the Receivables and related property (including Receivables and related property in Additional Accounts and Deferred Receivables) conveyed on any date after the Closing Date shall be the dollar amount equal to the product of (i) the aggregate outstanding principal balance of the Receivables sold at any date as reflected in the applicable Settlement Statement or any other certificate delivered pursuant thereto or pursuant to this Agreement as in effect prior to the date hereof and
          (ii) the Purchase Rate on such date.

     (c) Section 3.3 shall be amended and replaced in its entirety by the following:

               SECTION 3.3.  Payment of Purchase Price.

     (a) The Purchase Price for the Receivables sold upon and after the Effective Time shall be paid by payment of cash in immediately available funds. The Buyer may obtain the cash to pay the Purchase Price from the sale of Eligible Receivables to the Trust, and pursuant to advances pursuant to a Subordinated Note (the "Subordinated Note") between Proffitt's, Inc. and the Buyer (such advance and any advance thereunder as contemplated by Section 3.2(b), each an "Advance") and contributions to the capital of the Buyer by Proffitt's.

     (b) The Purchase Price for the Receivables sold by the Seller on any date after the Effective Time (each, a "Purchase Date") shall be paid in cash to the Seller from proceeds from (i) the sale by the Buyer of the Receivables to the Trust or (ii) as the Buyer may elect, in its sole discretion, from proceeds of an Advance under the Subordinated Note or (iii) a capital contribution by Proffitt's to the Buyer or (iv) any combination of the foregoing. In the event the Buyer does not have sufficient cash to pay the Purchase Price due on any Purchase Date, or Proffitt's determines, in its sole discretion not to make a capital contribution to the Buyer, Proffitt's, Inc., subject to the terms hereof, irrevocably agrees to make an Advance on such Purchase Date in an original principal amount equal to such cash insufficiency.

     (c) The terms and conditions of the Subordinated Note and all Advances thereunder shall be as follows:

            (i) Repayment of Advances. All amounts paid by the Buyer with respect to the Advances shall be allocated first to the repayment of accrued interest until all such interest is paid, and then to the outstanding principal amount of the Advances. Subject to the provisions of this Agreement, the Buyer may borrow, repay and reborrow Advances on and after the date hereof and prior to the termination of this Agreement, subject to the terms, provisions and limitations set forth herein.

          (ii) Interest. The Subordinated Note shall bear interest from its date on the outstanding principal balance thereof at a rate per annum equal to one month LIBOR as published in the Money Rates Section of The Wall Street Journal. Interest on each Advance shall be computed based on the actual number of days elapsed based upon a year of 360 days.

            (iii) Sole and Exclusive Remedy; Subordination. The Subordinated Note shall be fully subordinated to any rights of the Trustee, the Certificateholders and their permitted assigns pursuant to the Pooling and Servicing Agreement, all on the terms and conditions set forth in the Subordinated Note, and shall not evidence any rights in the Receivables.

     (d)  Section 4.1(a) is hereby amended by deleting existing
Section 4.1(a) in its entirety and substituting in lieu thereof the following:

               "(a) Organization, Good Standing and Qualification. Such Seller is duly organized and validly existing in good standing under the laws of the United States or the jurisdiction of its organization, and has full corporate power, authority and right to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement. Such Seller is duly qualified to do business and is in good standing in each State where the nature of its business requires it to be so qualified."

                    (e) Section 4.2 is hereby amended by adding the following to the end of such Section 4.2:

          (g) Not an Investment Company. The Seller is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

          (h) ERISA. The Seller and each of its ERISA Affiliates is in compliance in all material respects with ERISA and no lien exists in favor of the Pension Benefit Guaranty
          Corporation on any of the Receivables.

          (i) Bulk Sales. No transaction contemplated by this Agreement requires compliance with any bulk sales act or similar law.

          (j) No Insolvency. The Seller is not insolvent immediately prior to any transfer of Receivables hereunder, and will not be rendered insolvent immediately following such transfer.

          (k) Reasonably Equivalent Value. The Buyer has given reasonably equivalent value to the Seller in consideration for the transfer and sale to the Buyer of the applicable Receivables and other property from such Seller, and each such transfer shall not have been made for or on account of an antecedent debt owed by such Seller to the Buyer. The Seller acknowledges that it will receive reasonably equivalent value in consideration for the transfer to the Buyer of all Receivables and other property now or hereafter to be transferred and sold hereunder.

                    The Buyer and the Servicer may rely upon any of these representations and warranties, and any of the covenants and agreements of the Seller contained herein in connection with any transactions pursuant to the Pooling and Servicing Agreement.

     (f) Subsection (d) of Section 5.1 is deleted and replaced in its entirety the following:

          "(d) Security Interests. Except for the conveyances hereunder and under any Assumption Agreement delivered pursuant to Section 2.3, (i) such Seller will not sell, pledge, assign or transfer any Account or any Receivable to any other Person (other than any other Seller), or grant, create, incur, assume or suffer to exist any Lien on any Account or any Receivable, whether now existing or hereafter created, or any interest therein; (ii) such Seller shall immediately notify Buyer and the Trustee of the existence of any Lien on any Receivable; and (iii) such Seller shall defend the right, title and interest of Buyer and its successors and assigns in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under such Seller; provided, however, that nothing in this Section 5.1(d) shall prevent or be deemed to prohibit such Seller from suffering to exist upon any of the Accounts or Receivables any Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable or if such Seller shall concurrently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto."

     (g) The Receivables Purchase Agreement is hereby further amended by deleting subsection (j) of Section 5.1 thereof in its entirety and substituting in lieu thereof the following:

          "(j) Conveyance of Accounts. Such Seller shall not convey, assign, exchange or otherwise transfer the Accounts to any Person (other than to any other Seller) prior to the termination of this Agreement and the Servicing Agreement except pursuant to an Assumption Agreement delivered pursuant to Section 2.3."

          (h) Section 5.1 is further amended by adding the following to the end of such Section 5.1:

          (n) Sale Treatment. The Seller agrees to treat this conveyance for all purposes (including, without limitation, tax and financial accounting purposes) as a sale and, to the extent any such reporting is required, shall report the transactions contemplated by this Agreement on all relevant books, records, tax returns, financial statements and other applicable documents as a sale of the Receivables to the Buyer.

     (h)  Section 6.2 relating to "Optional Repurchases" of
Receivables is deleted in its entirety, all references in Section
6.3 to "Optional Repurchases" and to Section 6.2 are deleted, Sections 6.3 and 6.4 are renumbered 6.2 and 6.3, respectively, and
Section 6.5 is deleted in its entirety.

     (i)  The address for notices to the Bank contained in Section
9.3 is hereby amended to read as follows:

          140 Industrial Drive
          Elmhurst, Illinois 60126
          Attention:  Richard Ehrle
                     Vice President


          Section 1.  Amendments to Schedules.  Schedule 2 to the
Receivables Purchase Agreement is amended to read in its entirety as attached hereto.

     Section 2. Assumption Agreement. The Bank, in connection with this Amendment, has executed and delivered an Assumption Agreement that is supplemental to the Receivables Purchase Agreement, whereby the Bank has agreed to perform every covenant and obligation of the Seller under the Receivables Purchase Agreement as hereby amended and shall obtain and have all rights of Seller under such Receivables Purchase Agreement, as amended, together with an Officer's Certificate and an Opinion of Counsel which have been accepted by the Buyer in full satisfaction of the requirements of Section 5.1(l) of the Receivables Purchase Agreement.

          Section 3. References to the Receivables Purchase Agreement. Upon and after the Effective Time of this Amendment, each reference to the Receivables Purchase Agreement in any agreement, document or instrument shall be deemed to be a reference to the Receivables Purchase Agreement, as amended by this First Amendment, and as the same may be further amended, restated, supplemented or otherwise modified from time to time in accordance with Section 9.1 of the Receivables Purchase Agreement.

     Section 4. Benefits. This First Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns and shall benefit the Trustee on behalf of all Certificateholders.

     Section 5. Governing Law. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     Section 6. Effect. This Amendment shall become effective as of the beginning of business on February 2, 1998 (the "Effective
Time"). Except as expressly amended herein, the terms and conditions of the Receivables Purchase Agreement shall remain in full force and effect.

     Section 7. Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same agreement and which shall be binding upon all parties, their successors and assigns


                             ANNEX

                       Schedule 2 of the
                 Receivables Purchase Agreement


     The above Schedule is amended to include the following locations of the Bank's chief executive office and locations of records:

Name of Entity
Place of Business
and Chief Executive Office
Additional
Locations of Records

National Bank of the Great Lakes
140 Industrial Drive
Elmhurst, Illinois 60126
140 Industrial Drive
Elmhurst, Illinois 60126

331 West Wisconsin Avenue
Milwaukee, Wisconsin 53203

Mailing Address:
140 Industrial Drive
Elmhurst, Illinois 60126


     IN WITNESS WHEREOF, the parties have caused this First
Amendment to be executed under seal by their respective duly authorized officers as of the date first written above.

     THE COMPANY:

     PROFFITT'S, INC., the successor by merger to Younkers, Inc.

     By: /s/ James S. Scully
           Name:  James S. Scully
           Title: Vice President and Treasurer


     THE BUYER:

     YOUNKERS CREDIT CORPORATION

     By: /s/ James S. Scully
           Name:  James S. Scully
           Title:     Vice President and Treasurer


Acknowledged as of the 31st day of January 1998 by the undersigned duly authorized officer of the Trustee.

The Chase Manhattan Bank, successor by merger to Chemical Bank, as Trustee under the Younkers Master Trust

By: /s/ Marcus Gustafson
      Name:  Marcus Gustafson
      Title:  Vice President